Exhibit 99.3

Terminal Drive   •   Plainview, NY 11803   •   Phone: (516) 677-0200   •   Fax: (516) 677-0380  •   www.veeco.com

EMPLOYEES

1.              Why is Veeco buying Ultratech?

Ultratech, a highly recognized leader in lithography for the advanced packaging industry, together with Veeco’s PSP solutions, will firmly establish Veeco in the advanced packaging industry and offers us an improved position in the semiconductor industry. The acquisition provides an exciting opportunity for employees to be part of a larger organization with accelerated innovation, enhanced scale and attractive growth opportunities.

2.              Who is Ultratech?

Ultratech is a leading supplier of lithography and laser annealing products for the advanced packaging, LED and front-end semiconductor industries.  Founded in 1979, they are a recognized leader of lithography products for the advanced packaging and laser spike anneal technology used in the production of semiconductor devices. In addition, the company offers solutions leveraging its proprietary Coherent Gradient Sensing (CGS) technology to the semiconductor wafer inspection industry and provides ALD tools to leading research organizations, including academic and industrial institutions.

3.              What does this mean for Ultratech?

The combination of Veeco and Ultratech brings together highly complementary products, technologies and operations and will enhance our scale and provide for increased growth and innovation.

4.              When will this transaction be complete? Is there anything that could stop it?

The transaction is subject to approval by Ultratech stockholders, and other customary closing conditions and regulatory approvals. We expect the transaction to close in the second quarter of 2017.

5.              How does this transaction benefit me?

The combined company will present an opportunity for employees to benefit from greater resources and growth prospects that come from being part of a larger, global organization.

6.              How do the cultures of the two companies compare?  What are the differences?

Both companies share similar commitment to excellence, innovation and quality. Like Veeco, Ultratech is an industry leader in their core technologies, such as lithography and laser annealing.

7.              Will Ultratech’s management team have a role in the combined company?

We will rely heavily on Ultratech’s management team to support the integration and the future of the company.

8.              How will the sales organizations of both companies be impacted?

It is too early in the integration planning process to answer that.  In the meantime, it’s business as usual for both companies as Veeco and Ultratech continue to operate independently between now and closing.

9.              What will be the effect on our suppliers? Will my contacts change?

For now, it is business as usual and nothing changes before the transaction closes.

10.       Will there be any change or disruption to my day-to-day activities?

While these are natural questions, it is too early in the integration planning process to answer them in any detail.  In the meantime, it is important that you focus on your day-to-day responsibilities.  Information about the integration process will be shared as appropriate and as we get closer to the closing date.

11.       Will there be any change in my reporting relationship? Job duties?

While these are natural questions, it is too early in the integration planning process to answer them in any detail.  In the meantime, it is important that you focus on your day-to-day responsibilities.  Information about the integration process will be shared as appropriate and as we get closer to the closing date.

12.       Will any facilities be closed or employees relocated as a result of this transaction?

While these are natural questions, it is too early in the integration planning process to answer them in any detail.  In the meantime, it is important that you focus on your day-to-day responsibilities.  Information about the integration process will be shared as appropriate and as we get closer to the closing date.

13.       What should I do if I get questions from the media or investors?

It’s possible that this situation will generate interest from the media and others. The Securities and Exchange Commission has very specific communication standards related to a transaction like this, and it is critically important that the company follow these guidelines.

If you receive any calls or requests for information from investors, or partners, please immediately refer them to Shanye Hudson, VP Investor Relations.  For all news media inquiries refer them to Jeffrey Pina, Senior Director, Marketing Communications.

14.       How will our customers and vendors be notified?

We are focused on minimizing impact to customers and suppliers. Our sales and operations teams continue to be in close communication with customers and suppliers.  Once the deal closes, we plan to execute a robust communications plan for all of our key stakeholders and ensure they understand this deal, our potential for the future, and our continued near-term competitive focus.

15.       What should I tell my customers / vendors?

It is business as usual and we do not anticipate any disruption as a result of the transaction.

16.       Where can I get more information?

You can learn more about the transaction from our press release and financial documents posted on Veeco.com

CUSTOMERS / SUPPLIERS

17.       Will I still be able to purchase all the products currently offered?

We do not anticipate the transaction will have any affect on current relationships with customers or business partners.

18.       Will the prices of products be affected by the transaction?

We do not anticipate the transaction will have any affect on current relationships with customers or business partners.

19.       How will this transaction affect customer or supplier relationships

We do not anticipate the transaction will have any affect on our current relationships with customers or business partners.  We will continue to conduct business as usual.

20.       Will you expand or contract service in any geographic areas?

It is too early in the process to comment on that. What I can tell you is that this combination will create meaningful opportunities for customers across the globe as we advance the development of technologies for advanced packaging, LEDs and semiconductor applications.

21.       Will customers see any disruption in service because of this transaction?

We are focused on ensuring that Customers experience no disruption in service as a result of this transaction. We do not anticipate the transaction will have any affect on relationships with customers or business partners.

22.       How will the transaction better serve customers?

We believe this transaction will increase the value we can bring to our customers by creating a better-positioned, highly-diversified company with a greater breadth of product offerings and comprehensive technology portfolio. We believe the combined company will be better positioned to address the customer needs and market demands of the advanced packaging, LED and semiconductor industries.

23.       Who do customer/suppliers contact if they have questions about the transaction?

They should contact their day-to-day Veeco representative with any questions.

Additional Information and Where to Find It

In connection with the proposed acquisition of Ultratech (“Ultratech”) by Veeco (“Veeco”) pursuant to the terms of an Agreement and Plan of Merger by and among Ultratech, Veeco and Merger Sub, Veeco will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “Form S-4”) that will contain a proxy statement of Ultratech and a prospectus of Veeco, which proxy statement/prospectus will be mailed or otherwise disseminated to Ultratech’s stockholders when it becomes available.  Investors are urged to read the proxy statement/prospectus (including all amendments and supplements) because they will contain important information.  Investors may obtain free copies of the proxy statement/prospectus when it becomes available, as well as other filings containing information about Veeco and Ultratech, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of these documents may also be obtained for free from the companies’ web sites at www.Veeco.com or www.Ultratech.com.

Participants in Solicitation

Veeco, Ultratech and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Ultratech in connection with the proposed transaction.  Information about Veeco’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on February 25, 2016 and its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on March 22, 2016. Information about Ultratech’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on February 26, 2016, Amendment No. 1 to its Annual Report on Form 10-K, which was filed with the SEC on April 22, 2016, and the proxy statements for its 2016 annual meeting of stockholders, which were filed with the SEC on June 10, 2016 and June 13, 2016. Investors may obtain more detailed information regarding the direct and indirect interests of the Veeco, Ultratech and their respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statement/prospectus regarding the transaction, which will be filed with the SEC.

Forward-Looking Statements

This written communication contains forward-looking statements that involve risks and uncertainties concerning Veeco’s proposed acquisition of Ultratech, Ultratech’s and Veeco’s expected financial performance, as well as Ultratech’s and Veeco’s strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that Ultratech may be unable to obtain required stockholder approval or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; the reaction of customers to the transaction; general economic conditions; the transaction may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the parties to the transaction; the ability to recognize the benefits of the transaction; the amount of the costs, fees, expenses and charges related to the transaction and the actual terms of any financings that will be obtained for the transaction; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement.  In addition, please refer to the documents that Veeco and Ultratech file with the SEC on Forms 10-K, 10-Q and 8-K. The filings by Veeco and Ultratech identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. All forward-looking statements speak only as of the date of this written communication nor, in the case of any document incorporated by reference, the date of that document. Neither Veeco nor Ultratech is under any duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.